Exhibit 24

POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each of Amy R. Agress and Marissa Espineli, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	Prepare, execute, acknowledge, deliver and file a Form ID (including any amendments or authentications thereto) with respect to obtaining EDGAR codes, with the United States Securities and Exchange Commission (the “SEC”);

(2)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Innodata Inc. (the “Company”), Forms ID, 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(3)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority;

(4)	take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the SEC utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;

(5)	act as an account administrator for the undersigned’s EDGAR account, including: (a) appointing, removing and replacing account administrators, account users, technical administrators and delegated entities; (b) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (c) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; (d) acting as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (e) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

(6)	cause the Company to accept a delegation of authority from any of the undersigned’s EDGAR account administrators and, pursuant to that delegation, authorize the Company’s EDGAR account administrators to appoint, remove or replace users for the undersigned’s EDGAR account; and

(7)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 31st day of August 2026.

/s/ Michael S. Rogers
Signature
Name: Michael S. Rogers

Name of Notary:	Alysha Sue Miller

Date:	8-31-2026

Notary Signature:	/s/ Alysha Sue Miller

Notary Seal:	Commonwealth of Pennsylvania - Notary Seal Alysha Sue Miller, Notary Public Lancaster County My commission expires March 27, 2028 Commission number 1440501